UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 30, 2010
______________________

TEARLAB CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-51030	59-343-4771
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11025 Roselle Street, Suite 100
San Diego, CA  92121
(Address of principal executive offices, including zip code)

(858) 455-6006
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On August 31, 2010, TearLab Corporation, or the Company, issued a press release announcing that on August 30, 2010 the Company entered into a cooperative marketing agreement, or the Marketing Agreement, with AMO Canada Company, or AMO, and Science with Vision, Inc., or Science with Vision.  AMO is a subsidiary of Abbott Medical Optics, Inc.  Pursuant to the terms of the Marketing Agreement, Science with Vision will sell six TearLab modules to AMO to be used as demonstration units.  The Marketing Agreement also provides that Science with Vision will pay a commission on sales generated from the sale of the Company’s products to customers in Canada that were introduced to the Company or to Science with Vision by AMO.  The Company is jointly and severally liable for commissions earned by Science with Vision and payable by Science with Vision.  The Marketing Agreement may be terminated without cause by any party with 180 days prior written notice to the other parties.

The terms of the Marketing Agreement provide that the Company will indemnify AMO, its directors, officers, employees and shareholders, each referred to as an AMO Indemnified Party, against any damages, losses, costs, liabilities and expenses arising from any claims, demands, actions or causes of action incurred as a result of, in respect of or arising out of: (i) any breach of the agreement by the Company or by the Company’s negligence, wilful misconduct or failure to company with any law; (ii) any injury to a person resulting from the manufacture, marketing, promotion, sale, use, consumption or recall of a Company product; or (iii) the actual or alleged infringement of any intellectual property rights relating to the authorized use by an AMO Indemnified Party of the Company’s trademarks, service marks, trade names or logos.

Pursuant to a distribution agreement, dated August 20, 2009, between the Company and Science with Vision, Science with Vision holds exclusive Canadian distribution rights with respect to the Company’s products.  Elias Vamvakas, chairman of the Company’s board of directors and chief executive officer, has a material financial interest in Science with Vision.  Mr. Vamvakas’ interest in Science with Vision was disclosed to, and the Marketing Agreement was approved by, the Company’s Vice President, Operations, and the Company’s Board of Directors.

The foregoing description of the Marketing Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached hereto as Exhibit 10.2.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Press Release of the Company dated August 31, 2010.
10.2	Cooperative Marketing Agreement with AMO Canada Company and Science with Vision, Inc., dated August 30, 2010. +

+	Portions of this exhibit have been omitted pursuant to a request for confidential treatment and the non-public information has been filed separately with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEARLAB CORPORATION

By:	/s/ William G. Dumencu
William G. Dumencu Chief Financial Officer

Date:  September 3, 2010